ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP
                              c/o Icahn Capital LP
                          767 Fifth Avenue, 47th Floor
                               New York, NY 10153

                                January 29, 2009

VIA FEDERAL EXPRESS AND FACSIMILE
---------------------------------

Amylin Pharmaceuticals, Inc.
9360 Towne Centre Drive
San Diego, California 92121

Attention: Corporate Secretary

Re: Stockholders' Notice of Nomination of Persons for Election as Directors and Other Proposed Business at the 2009 Annual Meeting of Stockholders of Amylin Pharmaceuticals, Inc. (the "Corporation")
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

     Icahn Partners LP, a Delaware limited partnership ("Icahn Partners"), Icahn Partners Master Fund LP, a Cayman Islands exempted limited partnership ("Icahn Master"), Icahn Partners Master Fund II LP, a Cayman Islands exempted limited partnership ("Icahn Master II") and Icahn Partners Master Fund III LP, a Cayman Islands exempted limited partnership ("Icahn Master III") and collectively with Icahn Partners, Icahn Master and Icahn Master II, the "Record Holders" and each of them a "Record Holder") hereby submit this notice (this "Notice") on the date hereof pursuant to the requirements (the "Bylaw Requirements") set forth in
Article III, Section 5 of the Fourth Amended and Restated Bylaws of the Corporation, attached as Exhibit 3.2 to the Form 8-K filed by the Corporation with the U.S. Securities and Exchange Commission (the "SEC") on December 8, 2008 (the "Bylaws") of (i) their intent to nominate the Slate (as defined below) for election as directors of the Corporation at the 2009 annual meeting of stockholders of the Corporation (the "Annual Meeting"), or a special meeting of stockholders of the Corporation called for a similar purpose, and as a separate matter (ii) their intent to propose at the Annual Meeting, or a special meeting of stockholders of the Corporation called for a similar purpose (the "Reincorporation Proposal") a resolution to the stockholders of the Corporation whereby the stockholders request that the Board of Directors of the Corporation promptly initiate and complete the necessary and appropriate process so that the stockholders of the Corporation can choose whether to change the Corporation's jurisdiction of incorporation from Delaware to North Dakota and to become subject to the North Dakota Publicly Traded Corporations Act (the "North Dakota Act"). This Notice is submitted by the Record Holders and on behalf of the Beneficial Owners (as defined in Annex A).

     The address of Icahn Partners is 767 Fifth Avenue, 47th Floor, New York, NY 10153. The address of Icahn Master is c/o Walkers SPV Limited, P.O. Box 908GT, 87 Mary Street, George Town, Grand Cayman, Cayman Islands. The address of Icahn Master II is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. The address of Icahn Master III is c/o Walkers SPV Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9002, Cayman Islands. (1) Each of Icahn Master, Icahn Master II, Icahn Master III and Icahn Partners is primarily engaged in the business of investing in securities.

     As of the close of business on January 29, 2009 (i) each of the Record Holders is the record owner of 1000 shares of Common Stock, par value $0.001 per share, of the Corporation (the "Shares"); (ii) Icahn Partners is the direct beneficial owner of 4,223,169 Shares (including the 1000 Shares of which Icahn Partners is the stockholder of record); (iii) Icahn Master is the direct beneficial owner of 5,231,070 Shares (including the 1000 Shares of which Icahn Master is the stockholder of record); (iv) Icahn Master II is the direct beneficial owner of 1,932,647 Shares (including the 1000 Shares of which Icahn Master II is the stockholder of record); and (v) Icahn Master III is the direct beneficial owner of 739,271 Shares (including the 1000 Shares of which Icahn Master III is the stockholder of record), in each case as further described in Annex A. Carl C. Icahn by virtue of his relationship to Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III is deemed to beneficially own (as that term is defined in Rule 13d-3 of the Securities Act of 1933, as amended) the Shares which Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III directly beneficially own, as further described in Annex A.

_________________________
(1) Please note that on the stock certificate of Icahn Partners, the address of 767 Fifth Avenue, 47th Floor, New York, New York 10153-0023 is listed as its records address on the books of the Corporation, on the stock certificate of Icahn Master III, the address of c/o Icahn Offshore LP, 767 Fifth Avenue, 47th Floor, New York, New York 10153-0023 is listed as its records address on the books of the Corporation, and the following address is set forth on the stock certificate of each of Icahn Master and Icahn Master II as its record address on the books of the Corporation: c/o Icahn Management LP, 767 Fifth Avenue, 47th Floor, New York, New York 10153-0023.

     Each Record Holder hereby represents that it intends to appear in person or by proxy at the Annual Meeting to nominate for election as directors of the Corporation the following persons (each, a "Nominee" and collectively, the "Slate"):

                             Dr. Alexander J. Denner
                               Dr. Thomas F. Deuel
                               Mr. Jules Haimovitz
                                Dr. Peter Liebert
                               Dr. David Sidransky

     As a separate matter, each Record Holder hereby represents that it intends to appear in person or by proxy at the Annual Meeting to propose a resolution to the stockholders of the Corporation whereby the stockholders request that the Board of Directors of the Corporation promptly initiate and complete the necessary and appropriate process so that the stockholders of the Corporation can choose whether to change the Corporation's jurisdiction of incorporation from Delaware to North Dakota and to become subject to the North Dakota Act. The Record Holders' reasons for conducting such business at the Annual Meeting are as follows:

     The Reincorporation Proposal is a proper matter for stockholder action under the General Corporation Law of Delaware. The Record Holders believe that it is in the best interests of the Corporation's stockholders to change the Corporation's jurisdiction of incorporation from Delaware to North Dakota and for the Corporation to become subject to the North Dakota Act. The Record Holders believe that North Dakota is the most stockholder-friendly jurisdiction in the United States and that being incorporated there and subject to the North Dakota Act would give the stockholders considerably more protection against management entrenchment and would make it easier for third parties to successfully bid for the Corporation. Although there can be no assurances, this could enable stockholders, in some cases, to achieve a premium over market for their shares.

The proposal states:

          "RESOLVED, that the stockholders of the Corporation hereby request the Board of Directors of the Corporation to take all action as is necessary and appropriate to properly initiate and complete the process to change the Corporation's jurisdiction of incorporation from Delaware to North Dakota and to become subject to the North Dakota Publicly Traded Corporations Act."

     In this Notice: (i) certain information relating to the Record Holders and Beneficial Owner(s) (as defined in Annex A) is set forth in the body of this Notice (including the footnotes hereto) and Annex A; (ii) certain information relating to each Nominee is set forth in the body of this Notice and Annex B; and (iii) the written consent of each Nominee to being named in the proxy statement as a nominee and to serving as a director of the Corporation if elected is attached as Annex C. Each Nominee is also party to an agreement substantially in the form attached hereto as Annex D, pursuant to which the Record Holders have agreed to pay certain fees to such Nominee (other than Dr. Denner) and to indemnify each such Nominee with respect to certain costs incurred by such Nominees in connection with the proxy contest relating to the Annual Meeting (the "Nominee Agreement").

     Each Nominee, Record Holder and Beneficial Owner has an interest in the election of directors at the Annual Meeting: (i) directly and/or indirectly through the beneficial ownership (if any) of Shares, as described on the applicable attachment to Annex A and (ii) pursuant to the Nominee Agreement, if applicable, relating to such Nominee and each Record Holder.

     With respect to each Nominee, other than as disclosed in this Notice, (i) such Nominee is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Nominee nor any of such Nominee's associates have any arrangement or understanding with any person with respect to (A) any future employment by the Corporation or its affiliates or (B) any future transactions to which the Corporation or any of its affiliates will or may be a party.

     With respect to each Record Holder, other than as disclosed in this Notice,
(i) such Record Holder is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Record Holder nor any of such Record Holder's associates have any arrangement or understanding with any person with respect to (A) any future employment by the Corporation or its affiliates or (B) any future transactions to which the Corporation or any of its affiliates will or may be a party.

     With respect to each Beneficial Owner, other than as disclosed in this Notice, (i) such Beneficial Owner is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; and (ii) neither such Beneficial Owner nor any of such Beneficial Owner's associates have any arrangement or understanding with any person with respect to (A) any future employment by the Corporation or its affiliates or (B) any future transactions to which the Corporation or any of its affiliates will or may be a party.

     With respect to each Nominee, such Nominee is independent under the independence standards applicable to the Corporation under paragraph (a)(1) of
Item 407 of Regulation S-K.

     The Record Holders, Beneficial Owners and the Nominees have no information to disclose in response to Section 5(b)(C)(iv)-(ix) of the Bylaws except as set forth in this Notice.

     The Record Holders and the Beneficial Owners intend to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry the
Reincorporation Proposal and a sufficient number of the holders of the Corporation's voting shares to elect the Slate.

     In consideration of providing certain investment advisory, administrative and back office services to the Record Holders, Icahn Onshore LP and Icahn Offshore LP, the general partners of the Record Holders (the "General Partners"), receive from the Record Holders on an annual basis (i) special profits interest allocations generally equal to 2.5% of the balance in each of the Record Holders' capital accounts attributable to fee-paying investors and
(ii) incentive allocations generally equal to 25% of the net profits generated by fee-paying investors of the Record Holders. Therefore, the amounts received by the General Partners will be affected by the combination of fee-paying assets under management and the investment performance of the Record Holders (including any increase or decrease in the value of shares of the Corporation). The General Partners are owned by Icahn Capital LP, which is a subsidiary of Icahn Enterprises L.P., a New York Stock Exchange listed master limited partnership ("Icahn Enterprises"). Carl C. Icahn is the indirect owner of the general partner of Icahn Enterprises and the indirect holder of approximately 91.2% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises and approximately 86.5% of the preferred units in Icahn Enterprises.

     In connection with his employment by Mr. Icahn and his affiliated companies, Dr. Denner, among other employees, has a participatory interest in the profits and fees derived by Mr. Icahn and/or his affiliates from the Record Holders. Because only a portion of such profit interests are distributed, Dr. Denner also has capital accounts in the Funds. In the aggregate, Dr. Denner's profit interests and capital accounts in the Funds entitle him to less than 2% of the profits generated by the Funds.

     The Annexes and all attachments thereto are hereby incorporated into and made a part of this Notice. Accordingly, all matters disclosed in any part of this Notice, including the Annexes and all attachments thereto should be deemed disclosed for all purposes of this Notice. All upper case terms appearing in the Annexes and all attachments thereto that are not defined in such Annexes and attachments shall have the meanings given in the body of this Notice or the Annexes, as applicable.

     Information is set forth herein as of the close of business on January 29, 2009. Neither the delivery of this Notice nor any delivery by any Record Holder, Beneficial Owner, or Nominee of additional information to the Corporation from and after the date hereof shall be deemed to constitute an admission by any Record Holder, Beneficial Owner, Nominee or any of their respective affiliates (if any) that such delivery is required or that each and every item or any item of information is required or as to the legality or enforceability of any notice requirement or any other matter, or a waiver by any Record Holder, Beneficial Owner, Nominee or any of their respective affiliates (if any) of their right to contest or challenge, in any way, the validity or enforceability of any notice requirement or any other matter (including actions taken by the Board of Directors of the Corporation in anticipation of or following receipt of this Notice). Furthermore, if the Board of Directors of the Corporation increases the number of directors to be nominated and elected at the Annual Meeting, the Record Holders reserve the right to add additional director nominees in respect of each such additional directorship. In the event any statement or other information in this Notice is not true, or to the extent any applicable information has been omitted from this Notice, the Record Holders, Beneficial Owners and Nominees reserve the right to correct and/or supplement any such statement or other information set forth in this Notice.

     As a courtesy, the Record Holders, Beneficial Owners and Nominees represent that they will notify the Corporation in writing of the class and number of such shares owned of record and beneficially (if any) as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publically disclosed, however, such representation shall not be an admission by any Record Holder, Nominee or Beneficial Owner or any of their respective affiliates of the legality thereof or that such delivery is required.

     The Record Holders have filed a Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the SEC relating to the Corporation (the "Filing"). The Filing, all attachments and any amendments thereto and all future amendments thereto, are hereby incorporated into and made a part of this Notice (but only to the extent that the information disclosed therein constitutes information regarding the Record Holders that is required to be set forth in this Notice pursuant to the Bylaw Requirements). Accordingly, all such matters disclosed in any part of the Filing, including all attachments thereto, should be deemed disclosed for all purposes of this Notice. The Filing, a copy of which was previously delivered to the Corporation pursuant to Rule 13d-7 under the Exchange Act, is available at no charge at the SEC's website at http://www.sec.gov. If the Corporation requests additional copies of the Filing, the Record Holders will provide them and original signed questionnaires and/or consents shall be provided upon request by the Corporation.


                            [Signature page follows]

ICAHN PARTNERS LP


By: /s/ Edward E. Mattner
    ---------------------
    Name: Edward E. Mattner
    Title: Authorized Signatory


ICAHN PARTNERS MASTER FUND LP


By: /s/ Edward E. Mattner
    ---------------------
    Name: Edward E. Mattner
    Title: Authorized Signatory


ICAHN PARTNERS MASTER FUND II LP


By: /s/ Edward E. Mattner
    ---------------------
    Name: Edward E. Mattner
    Title: Authorized Signatory


ICAHN PARTNERS MASTER FUND III LP


By: /s/ Edward E. Mattner
    ---------------------
    Name: Edward E. Mattner
    Title: Authorized Signatory



    [Signature page to Stockholders' Notice of Intent to Nominate Persons for
      Election as Directors and Other Proposed Business at the 2009 Annual
            Meeting of Stockholders of Amylin Pharmaceuticals, Inc.]

                                                                         ANNEX A

                 CERTAIN INFORMATION ABOUT BENEFICIAL OWNERSHIP
                 ----------------------------------------------

NAME:                    Carl C. Icahn

AGE:                     72

BUSINESS                 c/o Icahn Capital LP
ADDRESS:                 767 Fifth Avenue, 47th Floor
                         New York, NY 10153

RESIDENCE                15 West 53rd Street, Penthouse B&C
ADDRESS:                 New York, NY 10019

PRINCIPAL OCCUPATION     See below
OR EMPLOYMENT:

Mr. Icahn has an interest in the election of directors at the Annual Meeting indirectly through the beneficial ownership of securities, as described below.

Carl C. Icahn has served as chairman of the board and a director of Starfire Holding Corporation ("Starfire"), a privately-held holding company, and chairman of the board and a director of various subsidiaries of Starfire, since 1984. Since August 2007, through his position as Chief Executive Officer of Icahn Capital LP, a wholly-owned subsidiary of Icahn Enterprises L.P. ("Icahn Enterprises"), and certain related entities, Mr. Icahn's principal occupation is managing private investment funds, including Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, and Icahn Partners Master Fund III LP. Prior to August 2007, Mr. Icahn conducted this occupation through his entities CCI Onshore Corp. and CCI Offshore Corp., since November 2004. Since November 1990, Mr. Icahn has been chairman of the board of Icahn Enterprises G.P. Inc., the general partner of Icahn Enterprises. Icahn Enterprises is a diversified holding company engaged in a variety of businesses, including investment management, metals, real estate, and home fashion. Mr. Icahn was chairman of the board and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Mr. Icahn has served as chairman of the board and as a director of American Railcar Industries, Inc., a company that is primarily engaged in the business of manufacturing covered hopper and tank railcars, since 1994. From October 1998 through May 2004, Mr. Icahn was the president and a director of Stratosphere Corporation, the owner and operator of the Stratosphere Hotel and Casino in Las Vegas, which, until February 2008, was a subsidiary of Icahn Enterprises. From September 2000 to February 2007, Mr. Icahn served as the chairman of the board of GB Holdings, Inc., which owned an interest in Atlantic Coast Holdings, Inc., the owner and operator of The Sands casino in Atlantic City until November 2006. From September 2006 to November 2008, Mr. Icahn was a director of ImClone Systems Incorporated ("ImClone"), a biopharmaceutical company, and from October 2006 to November 2008, he was the chairman of the board of ImClone. Mr. Icahn has been chairman of the board and a director of XO Holdings, Inc., a telecommunications services provider, since February 2006, and of its predecessor from January 2003 to February 2006. Mr. Icahn has served as a Director of Cadus Corporation, a company engaged in the ownership and licensing of yeast-based drug discovery technologies since July 1993. In May 2005, Mr. Icahn became a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment. In October 2005, Mr. Icahn became a director of WestPoint International, Inc., a manufacturer of bed and bath home fashion products. In August 2007, Mr. Icahn became a director of WCI Communities, Inc. ("WCI"), a homebuilding company, and since September 2007, has been the chairman of the board of WCI. In December 2007, Mr. Icahn became a director of Federal-Mogul Corporation ("Federal-Mogul"), a supplier of automotive products, and since January 2008, has been the chairman of the board of Federal-Mogul. In April, 2008, Mr. Icahn became a director of Motricity, Inc., a company that provides mobile content services and solutions. In August, 2008, Mr. Icahn became a director of Yahoo! Inc., a company that provides Internet services to users, advertisers, publishers, and developers worldwide. Mr. Icahn received his B.A. from Princeton University.

BENEFICIAL OWNERSHIP OF SECURITIES OF THE
CORPORATION AS OF THE DATE OF THIS NOTICE:

(1) Title of        (2) Name of          (3) Amount and       (4) Percent of
    Class               Beneficial           Nature of            Class (3)
                        Owner (2)            Beneficial
                                             Ownership
------------------- -------------------- ------------------- -------------------
Common Stock, par    Icahn Partners            4,223,169            3.07%
value $0.001 per
share
------------------- -------------------- ------------------- -------------------
Common Stock, par    Icahn Master              5,231,070            3.80%
value $0.001 per
share
------------------- -------------------- ------------------- -------------------
Common Stock, par    Icahn Master II           1,932,647            1.40%
value $0.001 per
share
------------------- -------------------- ------------------- -------------------
Common Stock, par    Icahn Master III            739,271            0.54%
value $0.001 per
share
------------------- -------------------- ------------------- -------------------

_________________________
(2) Please note that each Record Holder listed in this table is, as of the date of this Notice, the direct beneficial owner of the Shares set forth under the heading "(3) Amount of Beneficial Ownership" and that indirect beneficial ownership of Shares is described below in the text of this Annex A under the heading "Description of Beneficial Ownership."
(3) Please note that percentages of ownership set forth in this column were calculated based on the amount of Shares stated to be outstanding as October 28, 2008 by the Corporation in the Corporation's Form 10-Q filed for the quarterly period ended September 30, 2008.

            DESCRIPTION OF BENEFICIAL OWNERSHIP AND BENEFICIAL OWNERS

     Beckton Corp., a Delaware corporation ("Beckton") is the sole stockholder of Icahn Enterprises G.P. Inc., a Delaware corporation ("Icahn Enterprises GP"), which is the general partner of Icahn Enterprises Holdings L.P., a Delaware limited partnership ("Icahn Holdings"). Icahn Holdings is the sole member of IPH GP LLC, a Delaware limited liability company ("IPH"), which is the general partner of Icahn Capital L.P., a Delaware limited partnership ("Icahn Capital"). Icahn Capital is the general partner of each of Icahn Onshore LP, a Delaware limited partnership ("Icahn Onshore") and Icahn Offshore LP, a Delaware limited partnership ("Icahn Offshore"). Icahn Onshore is the general partner of Icahn Partners. Icahn Offshore is the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Beckton is 100 percent owned by Carl C. Icahn ("Mr. Icahn," and collectively with Beckton, Icahn Enterprises GP, Icahn Holdings, IPH, Icahn Capital, Icahn Onshore, Icahn Offshore, the "Beneficial Owners" and each of them a "Beneficial Owner." As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Record Holders.

     The principal business address of each of (i) Icahn Offshore, Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601 and
(ii) Mr. Icahn is c/o Icahn Capital LP., 767 Fifth Avenue, 47th Floor, New York, NY 10153.

     Icahn Offshore is primarily engaged in the business of serving as the general partner of each of Icahn Master, Icahn Master II and Icahn Master III. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Offshore and Icahn Onshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises and Icahn Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP.

     The Record Holders and Carl C. Icahn may be deemed to beneficially own, in the aggregate, 12,126,157 shares, representing approximately 8.81% of the Corporation's outstanding Shares (based upon the 137,617,353 Shares stated to be outstanding as of October 28, 2008 by the Corporation in the Corporation's Form 10Q filed for the quarterly period ended September 30, 2008).

     Icahn Partners has sole voting power and sole dispositive power with regard to 4,223,169 Shares. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 5,231,070 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master II has sole voting power and sole dispositive power with regard to 1,932,647 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master III has sole voting power and sole dispositive power with regard to 739,271 Shares. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

     Each of Icahn Onshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners, may be deemed to indirectly beneficially own the 4,223,169 Shares which Icahn Partners directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master, Icahn Master II and Icahn Master III, may be deemed to indirectly beneficially own the 7,902,988 Shares which Icahn Master, Icahn Master II and Icahn Master III directly beneficially own.

TWO YEARS SUMMARY TABLE:

The following table indicates the date of each purchase and sale of Shares, as well as the exercise of any call options, by Mr. Icahn and his affiliates within the past two years, and the number of shares in each such purchase and sale or call option exercise.

                                                               SHARES PURCHASED/
                                                               (SOLD) AND CALL
NAME                                      DATE                 OPTIONS EXERCISED
----                                      ----                 -----------------

High River Limited Partnership           7/25/2007                 100,000
High River Limited Partnership           7/26/2007                  40,120
High River Limited Partnership           7/27/2007                  98,480
High River Limited Partnership           7/30/2007                  46,260
High River Limited Partnership           7/31/2007                  66,620
High River Limited Partnership            8/1/2007                  23,160
High River Limited Partnership            8/2/2007                   8,940
High River Limited Partnership           8/30/2007                 (23,422)
High River Limited Partnership           8/31/2007                 (29,169)
High River Limited Partnership            9/4/2007                 (44,070)
High River Limited Partnership            9/5/2007                  (3,339)
High River Limited Partnership            9/5/2007                 (40,120)
High River Limited Partnership            9/5/2007                 (30,701)
High River Limited Partnership            9/6/2007                 (45,040)
High River Limited Partnership           9/10/2007                 (22,739)
High River Limited Partnership           9/10/2007                  (4,661)
High River Limited Partnership           9/11/2007                 (11,860)
High River Limited Partnership           9/12/2007                  (9,640)
High River Limited Partnership           9/14/2007                 (20,099)
High River Limited Partnership           9/14/2007                 (31,901)
High River Limited Partnership           9/19/2007                 (34,719)
High River Limited Partnership           9/19/2007                 (23,160)
High River Limited Partnership           9/19/2007                  (2,648)
High River Limited Partnership           9/20/2007                    (440)
High River Limited Partnership           9/21/2007                  (5,852)
Icahn Partners LP                        7/25/2007                 128,314
Icahn Partners LP                        7/26/2007                  51,480
Icahn Partners LP                        7/27/2007                 126,375
Icahn Partners LP                        7/30/2007                  59,360
Icahn Partners LP                        7/31/2007                  85,487
Icahn Partners LP                         8/1/2007                  30,678
Icahn Partners LP                         8/2/2007                  11,494
Icahn Partners LP                        8/30/2007                 (30,061)
Icahn Partners LP                        8/31/2007                 (37,509)
Icahn Partners LP                         9/4/2007                 (31,854)
Icahn Partners LP                         9/5/2007                 (28,890)
Icahn Partners LP                         9/5/2007                 (51,480)
Icahn Partners LP                         9/5/2007                 (21,408)
Icahn Partners LP                         9/6/2007                 (61,836)
Icahn Partners LP                        9/10/2007                 (37,599)
Icahn Partners LP                        9/11/2007                  (5,532)
Icahn Partners LP                        9/11/2007                 (10,743)
Icahn Partners LP                        9/12/2007                 (13,229)
Icahn Partners LP                        9/14/2007                 (35,388)
Icahn Partners LP                        9/14/2007                 (35,962)
Icahn Partners LP                        9/19/2007                 (49,525)
Icahn Partners LP                        9/19/2007                 (30,678)
Icahn Partners LP                        9/19/2007                  (2,861)
Icahn Partners LP                        9/20/2007                    (604)
Icahn Partners LP                        9/21/2007                  (8,029)
Icahn Partners LP                        1/31/2008                  78,865
Icahn Partners LP                         2/1/2008                  93,018
Icahn Partners LP                         2/6/2008                  47,847
Icahn Partners LP                         2/6/2008                   1,000
Icahn Partners LP                         2/7/2008                 139,515
Icahn Partners LP                         2/8/2008                 105,839
Icahn Partners LP                        2/11/2008                  18,701
Icahn Partners LP                        2/12/2008                 279,088
Icahn Partners LP                        2/13/2008                  20,644
Icahn Partners LP                        2/14/2008                  74,798
Icahn Partners LP                        2/15/2008                 139,401
Icahn Partners LP                        2/19/2008                 127,271
Icahn Partners LP                        2/20/2008                  74,798
Icahn Partners LP                        2/21/2008                  59,838
Icahn Partners LP                        2/22/2008                  75,398
Icahn Partners LP                        2/25/2008                  44,958
Icahn Partners LP                        2/27/2008                 261,809
Icahn Partners LP                        2/28/2008                  74,802
Icahn Partners LP                        2/29/2008                  88,492
Icahn Partners LP                         3/3/2008                 127,470
Icahn Partners LP                         3/4/2008                 104,261
Icahn Partners LP                         3/5/2008                 128,713
Icahn Partners LP                         3/6/2008                 113,739
Icahn Partners LP                        3/10/2008                 122,505
Icahn Partners LP                        3/11/2008                  56,870
Icahn Partners LP                        3/13/2008                  36,598
Icahn Partners LP                         9/9/2008                  37,584
Icahn Partners LP                        9/11/2008                 888,670(4)
Icahn Partners LP                        9/11/2008                 358,423(5)
Icahn Partners LP                        9/25/2008                  57,919
Icahn Partners LP                        9/26/2008                 141,749
Icahn Partners LP                        9/29/2008                  37,599
Icahn Partners LP                        9/30/2008                  11,906
Icahn Partners LP                        10/3/2008                  47,767
Icahn Partners LP                        1/29/2009                 145,314
Icahn Partners Master Fund LP            7/25/2007                 187,201
Icahn Partners Master Fund LP            7/26/2007                  75,105
Icahn Partners Master Fund LP            7/27/2007                 184,357
Icahn Partners Master Fund LP            7/30/2007                  86,600
Icahn Partners Master Fund LP            7/31/2007                 124,713
Icahn Partners Master Fund LP             8/1/2007                  41,253
Icahn Partners Master Fund LP             8/2/2007                  16,685
Icahn Partners Master Fund LP            8/30/2007                 (43,783)
Icahn Partners Master Fund LP            8/31/2007                 (54,438)
Icahn Partners Master Fund LP             9/4/2007                 (88,980)
Icahn Partners Master Fund LP             9/4/2007                 (10,409)
Icahn Partners Master Fund LP             9/5/2007                 (64,696)
Icahn Partners Master Fund LP             9/5/2007                 (69,270)
Icahn Partners Master Fund LP             9/6/2007                 (81,361)
Icahn Partners Master Fund LP            9/10/2007                 (33,726)
Icahn Partners Master Fund LP            9/10/2007                 (15,771)
Icahn Partners Master Fund LP            9/11/2007                 (21,424)
Icahn Partners Master Fund LP            9/12/2007                 (17,415)
Icahn Partners Master Fund LP            9/14/2007                 (31,990)
Icahn Partners Master Fund LP            9/14/2007                 (61,964)
Icahn Partners Master Fund LP            9/19/2007                 (62,749)
Icahn Partners Master Fund LP            9/19/2007                 (41,253)
Icahn Partners Master Fund LP            9/19/2007                  (5,324)
Icahn Partners Master Fund LP            9/20/2007                    (794)
Icahn Partners Master Fund LP            9/21/2007                 (10,567)
Icahn Partners Master Fund LP            1/31/2008                  91,252
Icahn Partners Master Fund LP             2/1/2008                 109,421
Icahn Partners Master Fund LP             2/6/2008                  56,565
Icahn Partners Master Fund LP             2/6/2008                   1,000
Icahn Partners Master Fund LP             2/7/2008                 163,220
Icahn Partners Master Fund LP             2/8/2008                 123,826
Icahn Partners Master Fund LP            2/11/2008                  21,876
Icahn Partners Master Fund LP            2/12/2008                 326,512
Icahn Partners Master Fund LP            2/13/2008                  24,153
Icahn Partners Master Fund LP            2/14/2008                  87,509
Icahn Partners Master Fund LP            2/15/2008                 163,089
Icahn Partners Master Fund LP            2/19/2008                 148,895
Icahn Partners Master Fund LP            2/20/2008                  87,508
Icahn Partners Master Fund LP            2/21/2008                  70,006
Icahn Partners Master Fund LP            2/22/2008                  88,210
Icahn Partners Master Fund LP            2/25/2008                  52,465
Icahn Partners Master Fund LP            2/27/2008                 306,273
Icahn Partners Master Fund LP            2/28/2008                  87,506
Icahn Partners Master Fund LP            2/29/2008                 103,521
Icahn Partners Master Fund LP             3/3/2008                  76,164
Icahn Partners Master Fund LP             3/4/2008                 118,033
Icahn Partners Master Fund LP             3/5/2008                 145,718
Icahn Partners Master Fund LP             3/6/2008                 128,762
Icahn Partners Master Fund LP             9/9/2008                  43,023
Icahn Partners Master Fund LP            9/11/2008               1,027,533(6)
Icahn Partners Master Fund LP            9/11/2008                 431,466(7)
Icahn Partners Master Fund LP            9/11/2008                 244,502(8)
Icahn Partners Master Fund LP            9/25/2008                  63,488
Icahn Partners Master Fund LP            9/26/2008                 162,155
Icahn Partners Master Fund LP            9/29/2008                  43,012
Icahn Partners Master Fund LP            9/30/2008                  13,621
Icahn Partners Master Fund LP            10/1/2008                  23,123
Icahn Partners Master Fund LP            10/3/2008                  70,374
Icahn Partners Master Fund LP            11/6/2008                 115,198
Icahn Partners Master Fund LP            11/7/2008                 362,790
Icahn Partners Master Fund LP            1/29/2009                  49,301
Icahn Partners Master Fund II L.P.       7/25/2007                  61,247
Icahn Partners Master Fund II L.P.       7/26/2007                  24,573
Icahn Partners Master Fund II L.P.       7/27/2007                  60,308
Icahn Partners Master Fund II L.P.       7/30/2007                  28,331
Icahn Partners Master Fund II L.P.       7/31/2007                  40,802
Icahn Partners Master Fund II L.P.        8/1/2007                  15,176
Icahn Partners Master Fund II L.P.        8/2/2007                   5,500
Icahn Partners Master Fund II L.P.       8/30/2007                 (14,404)
Icahn Partners Master Fund II L.P.       8/31/2007                 (17,941)
Icahn Partners Master Fund II L.P.        9/4/2007                 (28,902)
Icahn Partners Master Fund II L.P.        9/4/2007                  (3,768)
Icahn Partners Master Fund II L.P.        9/5/2007                 (20,805)
Icahn Partners Master Fund II L.P.        9/5/2007                 (23,373)
Icahn Partners Master Fund II L.P.        9/6/2007                 (26,810)
Icahn Partners Master Fund II L.P.       9/10/2007                 (10,125)
Icahn Partners Master Fund II L.P.       9/10/2007                  (6,201)
Icahn Partners Master Fund II L.P.       9/11/2007                  (7,068)
Icahn Partners Master Fund II L.P.       9/12/2007                  (5,743)
Icahn Partners Master Fund II L.P.       9/14/2007                  (9,319)
Icahn Partners Master Fund II L.P.       9/14/2007                 (21,653)
Icahn Partners Master Fund II L.P.       9/19/2007                 (19,149)
Icahn Partners Master Fund II L.P.       9/19/2007                 (15,176)
Icahn Partners Master Fund II L.P.       9/19/2007                  (1,750)
Icahn Partners Master Fund II L.P.       9/20/2007                    (263)
Icahn Partners Master Fund II L.P.       9/21/2007                  (3,487)
Icahn Partners Master Fund II L.P.       1/31/2008                  28,921
Icahn Partners Master Fund II L.P.        2/1/2008                  33,747
Icahn Partners Master Fund II L.P.        2/6/2008                  16,971
Icahn Partners Master Fund II L.P.        2/6/2008                   1,000
Icahn Partners Master Fund II L.P.        2/7/2008                  50,969
Icahn Partners Master Fund II L.P.        2/8/2008                  38,665
Icahn Partners Master Fund II L.P.       2/11/2008                   6,831
Icahn Partners Master Fund II L.P.       2/12/2008                 101,959
Icahn Partners Master Fund II L.P.       2/13/2008                   7,542
Icahn Partners Master Fund II L.P.       2/14/2008                  27,326
Icahn Partners Master Fund II L.P.       2/15/2008                  50,927
Icahn Partners Master Fund II L.P.       2/19/2008                  46,495
Icahn Partners Master Fund II L.P.       2/20/2008                  27,326
Icahn Partners Master Fund II L.P.       2/21/2008                  21,861
Icahn Partners Master Fund II L.P.       2/22/2008                  27,545
Icahn Partners Master Fund II L.P.       2/25/2008                  16,370
Icahn Partners Master Fund II L.P.       2/27/2008                  95,636
Icahn Partners Master Fund II L.P.       2/28/2008                  27,324
Icahn Partners Master Fund II L.P.       2/29/2008                  32,325
Icahn Partners Master Fund II L.P.        3/3/2008                  48,284
Icahn Partners Master Fund II L.P.        3/4/2008                  38,177
Icahn Partners Master Fund II L.P.        3/5/2008                  47,132
Icahn Partners Master Fund II L.P.        3/6/2008                  41,649
Icahn Partners Master Fund II L.P.       3/10/2008                  44,859
Icahn Partners Master Fund II L.P.       3/11/2008                  20,824
Icahn Partners Master Fund II L.P.       3/13/2008                  13,401
Icahn Partners Master Fund II L.P.       5/12/2008                  36,399
Icahn Partners Master Fund II L.P.       5/13/2008                  86,327
Icahn Partners Master Fund II L.P.       5/14/2008                  67,854
Icahn Partners Master Fund II L.P.       5/15/2008                  79,781
Icahn Partners Master Fund II L.P.       5/21/2008                  40,431
Icahn Partners Master Fund II L.P.       5/22/2008                  13,819
Icahn Partners Master Fund II L.P.        9/9/2008                  14,052
Icahn Partners Master Fund II L.P.       9/11/2008                   8,769(9)
Icahn Partners Master Fund II L.P.       9/11/2008                 152,160(10)
Icahn Partners Master Fund II L.P.       9/25/2008                  20,703
Icahn Partners Master Fund II L.P.       9/26/2008                  52,964
Icahn Partners Master Fund II L.P.       9/29/2008                  14,048
Icahn Partners Master Fund II L.P.       9/30/2008                   4,449
Icahn Partners Master Fund II L.P.       10/1/2008                  13,413
Icahn Partners Master Fund II L.P.       10/3/2008                  23,076
Icahn Partners Master Fund II L.P.       11/7/2008                  25,022
Icahn Partners Master Fund II L.P.       1/29/2009                 365,314
Icahn Partners Master Fund III L.P       7/25/2007                  23,238
Icahn Partners Master Fund III L.P       7/26/2007                   9,322
Icahn Partners Master Fund III L.P       7/27/2007                  22,880
Icahn Partners Master Fund III L.P       7/30/2007                  10,749
Icahn Partners Master Fund III L.P       7/31/2007                  15,478
Icahn Partners Master Fund III L.P        8/1/2007                   5,533
Icahn Partners Master Fund III L.P        8/2/2007                   2,081
Icahn Partners Master Fund III L.P       8/30/2007                  (5,440)
Icahn Partners Master Fund III L.P       8/31/2007                  (6,790)
Icahn Partners Master Fund III L.P        9/4/2007                 (11,008)
Icahn Partners Master Fund III L.P        9/4/2007                  (1,362)
Icahn Partners Master Fund III L.P        9/5/2007                  (7,960)
Icahn Partners Master Fund III L.P        9/5/2007                  (8,758)
Icahn Partners Master Fund III L.P        9/6/2007                 (10,153)
Icahn Partners Master Fund III L.P       9/10/2007                  (3,969)
Icahn Partners Master Fund III L.P       9/10/2007                  (2,209)
Icahn Partners Master Fund III L.P       9/11/2007                  (2,673)
Icahn Partners Master Fund III L.P       9/12/2007                  (2,173)
Icahn Partners Master Fund III L.P       9/14/2007                  (3,694)
Icahn Partners Master Fund III L.P       9/14/2007                  (8,030)
Icahn Partners Master Fund III L.P       9/19/2007                  (7,448)
Icahn Partners Master Fund III L.P       9/19/2007                  (5,533)
Icahn Partners Master Fund III L.P       9/19/2007                    (663)
Icahn Partners Master Fund III L.P       9/20/2007                     (99)
Icahn Partners Master Fund III L.P       9/21/2007                  (1,319)
Icahn Partners Master Fund III L.P.      1/31/2008                  10,962
Icahn Partners Master Fund III L.P.       2/1/2008                  12,814
Icahn Partners Master Fund III L.P.       2/6/2008                   5,817
Icahn Partners Master Fund III L.P.       2/6/2008                   1,000
Icahn Partners Master Fund III L.P.       2/7/2008                  19,336
Icahn Partners Master Fund III L.P.       2/8/2008                  14,670
Icahn Partners Master Fund III L.P.      2/11/2008                   2,592
Icahn Partners Master Fund III L.P.      2/12/2008                  38,681
Icahn Partners Master Fund III L.P.      2/13/2008                   2,861
Icahn Partners Master Fund III L.P.      2/14/2008                  10,367
Icahn Partners Master Fund III L.P.      2/15/2008                  19,321
Icahn Partners Master Fund III L.P.      2/19/2008                  17,639
Icahn Partners Master Fund III L.P.      2/20/2008                  10,368
Icahn Partners Master Fund III L.P.      2/21/2008                   8,295
Icahn Partners Master Fund III L.P.      2/22/2008                  10,447
Icahn Partners Master Fund III L.P.      2/25/2008                   6,207
Icahn Partners Master Fund III L.P.      2/27/2008                  36,282
Icahn Partners Master Fund III L.P.      2/28/2008                  10,368
Icahn Partners Master Fund III L.P.      2/29/2008                  12,262
Icahn Partners Master Fund III L.P.       3/3/2008                  19,164
Icahn Partners Master Fund III L.P.       3/4/2008                  14,529
Icahn Partners Master Fund III L.P.       3/5/2008                  17,937
Icahn Partners Master Fund III L.P.       3/6/2008                  15,850
Icahn Partners Master Fund III L.P.      3/10/2008                  17,072
Icahn Partners Master Fund III L.P.      3/11/2008                   7,924
Icahn Partners Master Fund III L.P.      3/13/2008                   5,100
Icahn Partners Master Fund III L.P.      5/12/2008                  13,835
Icahn Partners Master Fund III L.P.      5/13/2008                  32,813
Icahn Partners Master Fund III L.P.      5/14/2008                  25,794
Icahn Partners Master Fund III L.P.      5/15/2008                  30,324
Icahn Partners Master Fund III L.P.      5/21/2008                  15,228
Icahn Partners Master Fund III L.P.      5/22/2008                   5,391
Icahn Partners Master Fund III L.P.       9/9/2008                   5,341
Icahn Partners Master Fund III L.P.      9/11/2008                   2,796(11)
Icahn Partners Master Fund III L.P.      9/11/2008                  57,951(12)
Icahn Partners Master Fund III L.P.      9/25/2008                   7,890
Icahn Partners Master Fund III L.P.      9/26/2008                  20,132
Icahn Partners Master Fund III L.P.      9/29/2008                   5,341
Icahn Partners Master Fund III L.P.      9/30/2008                   1,691
Icahn Partners Master Fund III L.P.      10/1/2008                   5,837
Icahn Partners Master Fund III L.P.      10/3/2008                   8,783
Icahn Partners Master Fund III L.P.      11/7/2008                  12,188
Icahn Partners Master Fund III L.P.      1/29/2009                 140,071

_________________________
(4) The Record Holder acquired these Shares upon exercise of call options as described on Attachment I-A to this Annex A.
(5) The Record Holder acquired these Shares upon exercise of call options as described on Attachment I-B to this Annex A.
(6) The Record Holder acquired these Shares upon exercise of call options as described on Attachment I-A to this Annex A.
(7) The Record Holder acquired these Shares upon exercise of call options as described on Attachment I-B to this Annex A.
(8) The Record Holder acquired these Shares upon exercise of call options as described on Attachment I-C to this Annex A.
(9) The Record Holder acquired these Shares upon exercise of call options as described on Attachment I-A to this Annex A.
(10) The Record Holder acquired these Shares upon exercise of call options as described on Attachment I-B to this Annex A.
(11) The Record Holder acquired these Shares upon exercise of call options as described on Attachment I-A to this Annex A.
(12) The Record Holder acquired these Shares upon exercise of call options as described on Attachment I-B to this Annex A.

Shares purchased by each of the Record Holders are maintained in margin accounts that include positions in securities in addition to the Shares. As of January 28, 2009, the indebtedness of the margin account of each of Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III was approximately $106,194,058, $205,747,200, $61,933,751, and $18,583,919, respectively.

                                                                         ANNEX A
                                                                  ATTACHMENT 1-A

The following are American call options purchased by the Record Holders, which were written by Merrill Lynch International with a $22.50 strike price and an expiration date of March 10, 2010, and which provide for physical settlement. These are further described in the chart set forth below. On September 11, 2008, the Record Holders exercised all of the call options described in the chart below.

                                           NUMBER OF
                                           SHARES SUBJECT
NAME                       DATE            TO OPTION              PREMIUM
----                       ----            ---------              -------

Icahn Partners LP        5/12/2008           98,799              680,665.83

Icahn Partners LP        5/12/2008            7,565               51,729.47

Icahn Partners LP        5/13/2008          234,322            1,562,646.55

Icahn Partners LP        5/14/2008          184,122            1,307,487.15

Icahn Partners LP        5/15/2008          216,614            1,705,965.22

Icahn Partners LP        5/21/2008          109,365              910,113.66

Icahn Partners LP        5/22/2008           37,883              317,648.96

Icahn Partners Master    5/12/2008          112,467              774,830.15
Fund LP

Icahn Partners Master    5/12/2008           24,534              167,763.49
Fund LP

Icahn Partners Master    5/13/2008          266,738            1,778,822.37
Fund LP

Icahn Partners Master    5/14/2008          209,729            1,489,327.57
Fund LP

Icahn Partners Master    5/15/2008          246,446            1,940,910.12
Fund LP

Icahn Partners Master    5/21/2008          124,712            1,037,828.32
Fund LP

Icahn Partners Master    5/22/2008           42,907              359,775.20
Fund LP

Icahn Partners Master    5/12/2008            8,769               59,962.42
Fund II L.P.

Icahn Partners Master    5/12/2008            2,796               19,119.05
Fund III, L.P.

                                                                         ANNEX A
                                                                  ATTACHMENT 1-B

The following are American call options purchased by the Record Holders, which were written by Merrill Lynch International with a $14.25 strike price and an expiration date of September 7, 2010, and which provide for physical settlement. These are further described in the chart set forth below. On September 11, 2008, the Record Holders exercised all of the call options described in the chart below.

                                           NUMBER OF
                                           SHARES SUBJECT
NAME                       DATE            TO OPTION              PREMIUM
----                       ----            ---------              -------

Icahn Partners LP         9/2/2008          302,048            2,254,697.71

Icahn Partners LP         9/3/2008           56,375              418,477.26

Icahn Partners Master     9/2/2008          366,932            2,739,037.30
Fund LP

Icahn Partners Master     9/3/2008           64,534              479,042.34
Fund LP

Icahn Partners Master     9/2/2008          131,081              978,480.34
Fund II L.P.

Icahn Partners Master     9/3/2008           21,079              156,471.52
Fund II L.P.

Icahn Partners Master     9/2/2008           49,939              372,779.65
Fund III L.P.

Icahn Partners Master     9/3/2008            8,012               59,473.88
Fund III L.P.

                                                                         ANNEX A
                                                                  ATTACHMENT 1-C

The following are American call options purchased by the Record Holders, which were written by UBS AG with a $16.15 strike price and an expiration date of September 7, 2010, and which provide for physical settlement. These are further described in the chart set forth below. On September 11, 2008, the Record Holders exercised all of the call options described in the chart below.

                                           NUMBER OF
                                           SHARES SUBJECT
NAME                       DATE            TO OPTION              PREMIUM
----                       ----            ---------              -------

Icahn Partners Master    3/10/2008          138,688            1,164,798.91
Fund LP

Icahn Partners Master    3/11/2008           64,382              517,792.23
Fund LP

Icahn Partners Master    3/13/2008           41,432              359,563.47
Fund LP

                                                                         ANNEX A
                                                                  ATTACHMENT 1-D

The following are European put options bought by the Record Holders, which were written by Merrill Lynch International and have a $22.50 strike price and an expiration date of March 10, 2010, and provide for cash settlement only and are further described in the chart set forth below. On September 11, 2008, the Record Holders exercised all of the call options described in Annex A Attachment 1-A, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

NAME                       DATE            QUANTITY                 PREMIUM
----                       ----            --------                 -------

Icahn Partners LP        5/12/2008           98,799                  987.99

Icahn Partners LP        5/12/2008            7,565                   75.65

Icahn Partners LP        5/13/2008          234,322                2,343.22

Icahn Partners LP        5/14/2008          184,122                1,841.22

Icahn Partners LP        5/15/2008          216,614                2,166.14

Icahn Partners LP        5/21/2008          109,365                1,093.65

Icahn Partners LP        5/22/2008           37,883                  378.83

Icahn Partners Master    5/12/2008          112,467                1,124.67
Fund LP

Icahn Partners Master    5/12/2008           24,534                  245.34
Fund LP

Icahn Partners Master    5/13/2008          266,738                2,667.38
Fund LP

Icahn Partners Master    5/14/2008          209,729                2,097.29
Fund LP

Icahn Partners Master    5/15/2008          246,446                2,464.46
Fund LP

Icahn Partners Master    5/21/2008          124,712                1,247.12
Fund LP

Icahn Partners Master    5/22/2008           42,907                  429.07
Fund LP

Icahn Partners Master    5/12/2008            8,769                   87.69
Fund II L.P.

Icahn Partners Master    5/12/2008            2,796                   27.96
Fund III, L.P.

                                                                         ANNEX A
                                                                  ATTACHMENT 1-E

The following are European put options bought by the Record Holders, which were written by Merrill Lynch International and have a $14.25 strike price and an expiration date of September 7, 2010 and provide for cash settlement only and are further described in the chart set forth below. On September 11, 2008, the Record Holders exercised all of the call options described in Annex A Attachments 1-B, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

                                                                  OPTION
NAME                       DATE            QUANTITY               PREMIUM ($)
----                       ----            --------               -----------

Icahn Partners LP         9/2/2008          302,048                3,020.48

Icahn Partners LP         9/3/2008           56,375                  563.75

Icahn Partners Master     9/2/2008          366,932                3,669.32
Fund LP

Icahn Partners Master     9/3/2008           64,534                  645.34
Fund LP

Icahn Partners Master     9/2/2008          131,081                1,310.81
Fund II L.P.

Icahn Partners Master     9/3/2008           21,079                  210.79
Fund II L.P.

Icahn Partners Master     9/2/2008           49,939                  499.39
Fund III, L.P.

Icahn Partners Master     9/3/2008            8,012                   80.12
Fund III, L.P.

                                                                         ANNEX A
                                                                  ATTACHMENT 1-F

The following are European put options bought by the Record Holders, which were written by UBS AG and have a $16.15 strike price and an expiration date of March 10, 2010 and provide for cash settlement only and are further described in the chart set forth below. On September 11, 2008, the Record Holders exercised all of the call options described in Annex A Attachments 1-C, and upon exercise of the call options, all of the put options described below expired pursuant to their terms.

                                                                  OPTION
NAME                       DATE            QUANTITY               PREMIUM ($)
----                       ----            --------               -----------

Icahn Partners Master    3/10/2008          138,688                1,386.88
Fund LP

Icahn Partners Master    3/11/2008           64,382                  643.82
Fund LP

Icahn Partners Master    3/13/2008           41,432                  414.32
Fund LP

                                                                         ANNEX B
                                                                    ATTACHMENT 1

INFORMATION ABOUT NOMINEES
--------------------------

NAME:                    Alexander J. Denner, Ph.D.

AGE:                     39

BUSINESS                 c/o Icahn Associates Corp.
ADDRESS:                 767 Fifth Avenue, 47th Floor
                         New York, NY 10153

RESIDENCE                565 Stanwich Road
ADDRESS:                 Greenwich, CT 06831

PRINCIPAL OCCUPATION     See below
OR EMPLOYMENT:

Dr. Denner has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex D and indirectly through Dr. Denner's profit interests and capital accounts in the Funds (as defined below), as described below. Other than in respect of such profit interests and capital accounts (to the extent applicable), Dr. Denner does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation.

In connection with his employment by Mr. Icahn and his affiliated companies, Dr. Denner, among other employees, has a participatory interest in the profits and fees derived by Mr. Icahn and/or his affiliates from Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III (together, the "Funds"). Because only a portion of such profit interests are distributed, Dr. Denner also has capital accounts in the Funds. In the aggregate, Dr. Denner's profit interests and capital accounts in the Funds entitle him to less than 2% of the profits generated by the Funds.

Dr. Denner serves as Managing Director of entities affiliated with Carl C. Icahn, including Icahn Partners, Icahn Master, Icahn Master II and Icahn Master
III. Icahn Partners, Icahn Master, Icahn Master II and Icahn Master III are private investment funds. Dr. Denner has served in this position since August 2006. From April 2005 to May 2006, Dr. Denner served as a portfolio manager specializing in healthcare investments for Viking Global Investors. Previously, he served in a variety of roles at Morgan Stanley, beginning in 1996, including as portfolio manager of healthcare and biotechnology mutual funds. Dr. Denner was the chairman of the Executive Committee of the Board of Directors of ImClone Systems Incorporated, a publicly traded biopharmaceutical company, and a director of ImClone Systems Incorporated from April 2006 until the company was purchased in December 2008. In addition, Dr. Denner has served as a director of Adventrx Pharmaceuticals Inc., a publicly traded biopharmaceutical company since October 2006. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil., and Ph.D. degrees from Yale University.

                                                                         ANNEX B
                                                                    ATTACHMENT 2

INFORMATION ABOUT NOMINEES
--------------------------

NAME:                    Thomas F. Deuel, M.D.

AGE:                     73

BUSINESS                 c/o The Scripps Research Institute, MEM 268
ADDRESS:                 10550 North Torrey Pines Road
                         La Jolla, California 92037

RESIDENCE                2123 De Mayo Road
ADDRESS:                 Del Mar, California 92014

PRINCIPAL OCCUPATION     See below
OR EMPLOYMENT:

Dr. Deuel does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation. Dr. Deuel has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex D.

Since February 2002, Thomas F. Deuel, M.D., has served as a Professor of Molecular and Experimental Medicine and Cell Biology, Director of the Division of Molecular Oncology, Department of Molecular and Experimental Medicine, and Director of the Vascular Biology Affinity Group at The Scripps Research Institute. Also, since 1998, Dr. Deuel has served as a Professor of Medicine at Harvard Medical School. He is currently a Professor Emeritus at Harvard Medical School. In addition, from 1996 to 2002, Dr. Deuel served as a Director, Division of Growth Regulation at Beth Israel Hospital, Boston, Massachusetts and, prior to that, was a Professor of Medicine and Biochemistry and the head of Oncology Services at the Washington University School of Medicine, St. Louis, Missouri. He is a member of the Institute of Medicine at the National Academy of Sciences. Dr. Deuel is also President of the Edward R. Mallinckrodt Foundation, St. Louis, Missouri. He has served on various editorial boards, including the Journal of Clinical Investigation and Blood, and currently is on the Editorial Board of Current Opinion in Hematology and Section Editor for Vascular Biology. Dr. Deuel has served and continues to serve on numerous scientific advisory boards for various companies, including scientific advisory board of Imclone Systems Incorporated, a publicly traded biopharmaceutical company, during the existence of such board (from 1988 to 2001). From July 2007 to December 2008, Dr. Deuel had served on Imclone's board of directors. Dr. Deuel has earned many professional honors and awards and holds an M.D. from Columbia University and an A.B. from Princeton University.

                                                                         ANNEX B
                                                                    ATTACHMENT 3

INFORMATION ABOUT NOMINEES
--------------------------

NAME:                    Jules Haimovitz

AGE:                     58

BUSINESS                 14035 Aubrey Road
ADDRESS:                 Beverly Hills, California 90210

RESIDENCE                14035 Aubrey Road
ADDRESS:                 Beverly Hills, California 90210

PRINCIPAL OCCUPATION     See below
OR EMPLOYMENT:

Mr. Haimovitz does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation. Mr. Haimovitz has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex D.

Jules Haimovitz currently serves as President of the Haimovitz Consulting Group. From July 2002 until July 2007, Mr. Haimovitz served as Vice Chairman and Managing Partner of Dick Clark Productions Inc., a producer of programming for television, cable networks and syndicators. From June 1999 to July 2004, Mr. Haimovitz served in various capacities at Metro Goldwyn Mayer Inc., including as President of MGM Networks, Inc., a wholly-owned subsidiary of Metro Goldwyn Mayer Inc., where he led the transformation of MGM's film library into new entertainment channels for worldwide distribution in digital cable and satellite television. From July 1997 to February 1999, Mr. Haimovitz served as President and Chief Operating Officer of King World Productions Inc., a worldwide distributor of first-run programming, where he oversaw the successful worldwide distribution of programs such as "Wheel of Fortune," "Jeopardy!," and "The Oprah Winfrey Show." Haimovitz has also held senior level executive positions at ITC Entertainment Group, Polygram N.V., Diva Systems Corporation, Video Jukebox Network Inc., Spelling Entertainment Inc. and Viacom Inc. Mr. Haimowitz also served as director and chairman of the Audit Committee of ImClone Systems Incorporated, a publicly traded biopharmaceutical company, from May 2007 until December 2008. Mr. Haimovitz currently serves on the boards of directors of Blockbuster, Inc., , a publicly traded provider of in-home movie rental and game entertainment, Infospace Inc., a publicly traded developer of private-label search technology, and TVN Entertainment Corporation, a provider of television on-demand programs and networks. Mr. Haimovitz holds a dual B.A. degree in Mathematics and Communications, as well as an M.A. degree in Mathematics from Brooklyn College.

                                                                         ANNEX B
                                                                    ATTACHMENT 4

INFORMATION ABOUT NOMINEES
--------------------------

NAME:                    Dr. Peter Liebert

AGE:                     72

BUSINESS                 222 Westchester Avenue
ADDRESS:                 Suite 403
                         White Plains, NY  10604

RESIDENCE                67 Pleasant Ridge Road
ADDRESS:                 Harrison, NY  10528

PRINCIPAL OCCUPATION     See below
OR EMPLOYMENT:

Dr. Peter Liebert does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation. Dr. Peter Liebert has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex D.

PETER S. LIEBERT , M.D., served as a director of ImClone Systems Inc., a biotechnology company, between October 2006 and November 2008. Dr. Liebert has been a pediatric surgeon in private practice since 1968 and is Chief, Pediatric Surgery of The Stamford Hospital, Stamford, CT. From 1981 to 2006, Dr. Liebert was Clinical Associate Professor of Surgery at the College of Physicians & Surgeons of Columbia University. Dr. Liebert is currently President of the Westchester Surgical Society. Dr. Liebert is a former president of the Westchester County Medical Society and a former member of the Awards Jury of the Lasker Foundation. Dr. Liebert is Chairman of the Board of Rx Vitamins, Inc. and is a director of Cadus Corporation, a publicly held, drug discovery company controlled by Carl C. Icahn. Dr. Liebert holds an M.D. from Harvard Medical School and an A.B. from Princeton University.

                                                                         ANNEX B
                                                                    ATTACHMENT 5

INFORMATION ABOUT NOMINEES
--------------------------

NAME:                    Dr. David Sidransky

AGE:                     48

BUSINESS                 Johns Hopkins University - Cancer Research Building II
ADDRESS:                 1550 Orleans Street, Suite 503
                         Baltimore, MD 21231

RESIDENCE                7800 Seven Mile Lane
ADDRESS:                 Baltimore, MD 21208

PRINCIPAL OCCUPATION     See below
OR EMPLOYMENT:

Dr. Sidransky does not, and his associates do not, own, beneficially or of record, any shares of capital stock of the Corporation. Dr. Sidransky has an interest in the election of directors at the Annual Meeting pursuant to the Nominee Agreement attached hereto as Annex D.

DAVID SIDRANSKY, M.D., has served as a director of ImClone Systems Inc., a biotechnology company, between January 2004 and November 2008. Dr. Sidransky is the Director of the Head and Neck Cancer Research Division at Johns Hopkins University School of Medicine. He is a founder of several private biotechnology companies and has served on scientific advisory boards of many private and publicly traded companies, including MedImmune Inc., Telik Inc., Roche, and Amgen Inc. Dr. Sidransky is also a director of Alfacell Inc. He was formerly on the Board of Scientific Counselors at the National Institute of Dental and Craniofacial Research and a member of the Recombinant DNA Advisory Committee at the National Institute of Health. Dr. Sidransky serves on numerous editorial boards and is Senior Editor of Clinical Cancer Research. In addition, he is a
Professor of Oncology, Otolaryngology-Head and Neck Surgery, Cellular & Molecular Medicine, Urology, Genetics, and Pathology at Johns Hopkins University and Hospital. Dr. Sidransky is certified in Internal Medicine and Medical Oncology by the American Board of Medicine. He has over 390 peer-reviewed publications, and has contributed more than 60 cancer reviews and chapters and also has numerous issued biotechnology patents. He has been the recipient of many awards and honors, including the 1997 Sarstedt International Prize from the German Society of Clinical Chemistry, the 1998 Alton Ochsner Award Relating Smoking and Health by the American College of Chest Physicians and the 2004 Hinda and Richard Rosenthal Award from the American Association of Cancer Research. Dr. Sidransky is also the Chairman of the Board of Directors of Champions Biotechnology, Inc. Dr. Sidransky received his B.A. from Brandeis University and his M.D. from the Baylor College of Medicine.

                                                                         ANNEX C

The written consent of each Nominee to being named as a nominee for election as a director of the Corporation and to serve as a director if elected is attached to this Annex C. If the Corporation requests original signed statements of consents, the Record Holders will provide them.

                                                                         ANNEX C
                                                                    ATTACHMENT 1

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of Amylin Pharmaceuticals, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), Icahn Partners Master Fund III LP ("Icahn Master III") and collectively with Icahn Partners, Icahn Master and Icahn Master II, the "Record Holders") and in other materials in connection with the solicitation of proxies by the Record Holders from stockholders of the Company to be voted at the 2009 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: January 28, 2009


                                                         /s/ Alexander J. Denner
                                                         -----------------------
                                                         Alexander J. Denner

                                                                         ANNEX C
                                                                    ATTACHMENT 2

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of Amylin Pharmaceuticals, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), Icahn Partners Master Fund III LP ("Icahn Master III") and collectively with Icahn Partners, Icahn Master and Icahn Master II, the "Record Holders") and in other materials in connection with the solicitation of proxies by the Record Holders from stockholders of the Company to be voted at the 2009 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: January 28, 2009


                                                             /s/ Thomas F. Deuel
                                                             -------------------
                                                             Thomas F. Deuel

                                                                         ANNEX C
                                                                    ATTACHMENT 3

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of Amylin Pharmaceuticals, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), Icahn Partners Master Fund III LP ("Icahn Master III") and collectively with Icahn Partners, Icahn Master and Icahn Master II, the "Record Holders") and in other materials in connection with the solicitation of proxies by the Record Holders from stockholders of the Company to be voted at the 2009 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: January 28, 2009


                                                             /s/ Jules Haimovitz
                                                             -------------------
                                                             Jules Haimovitz

                                                                         ANNEX C
                                                                    ATTACHMENT 4

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of Amylin Pharmaceuticals, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), Icahn Partners Master Fund III LP ("Icahn Master III") and collectively with Icahn Partners, Icahn Master and Icahn Master II, the "Record Holders") and in other materials in connection with the solicitation of proxies by the Record Holders from stockholders of the Company to be voted at the 2009 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: January 28, 2009


                                                               /s/ Peter Liebert
                                                               -----------------
                                                               Peter Liebert

                                                                         ANNEX C
                                                                    ATTACHMENT 5

                               CONSENT OF NOMINEE

     The undersigned hereby consents to being named as a nominee for election as a director of Amylin Pharmaceuticals, Inc. (the "Company"), in the proxy statement to be filed with the Securities and Exchange Commission and distributed to stockholders of the Company by Icahn Partners LP ("Icahn Partners"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Partners Master Fund II LP ("Icahn Master II"), Icahn Partners Master Fund III LP ("Icahn Master III") and collectively with Icahn Partners, Icahn Master and Icahn Master II, the "Record Holders") and in other materials in connection with the solicitation of proxies by the Record Holders from stockholders of the Company to be voted at the 2009 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if elected.

Dated: January 29, 2009


                                                             /s/ David Sidransky
                                                             -------------------
                                                             David Sidransky

                                                                         ANNEX D

Attached to this Annex D is the form of agreement pursuant to which the Record Holders have agreed to pay certain fees to certain of the Nominees and to indemnify such Nominees with respect to certain costs incurred by such Nominees in connection with the proxy contest relating to the Annual Meeting.

                                ICAHN PARTNERS LP
                          ICAHN PARTNERS MASTER FUND LP
                        ICAHN PARTNERS MASTER FUND II LP
                        ICAHN PARTNERS MASTER FUND III LP

                                January 28, 2009

[NAME OF NOMINEE]


Dear  ___________:

     This will confirm our understanding as follows:

     You agree that you are willing, should we so elect, to become a member of a slate of nominees (the "Slate") to stand for election as directors of Amylin Pharmaceuticals, Inc. ("Amylin") in connection with a proxy contest with management of Amylin in respect of the election of directors of Amylin at the 2009 Annual Meeting of Stockholders of Amylin (the "Annual Meeting"), expected to be held in the Spring of 2009, or a special meeting of stockholders of Amylin called for a similar purpose (the "Proxy Contest").

     Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP and Icahn Partners Master Fund III LP (collectively, "Icahn"), agree to pay the costs of the Proxy Contest.

     In addition, upon our filing of a preliminary proxy statement with the SEC, which indicates that Icahn intends to nominate you for election at the Annual Meeting, you will be paid $25,000 by Icahn unless you are elected to serve as a director of Amylin at the Annual Meeting or a special meeting of stockholders of Amylin called for a similar purpose or in connection with a settlement of the Proxy Contest by Icahn and Amylin, in which case you will not receive any payment from Icahn in connection with the Proxy Contest. Payment to you pursuant to this paragraph, if any, will be made by Icahn, subject to the terms hereof, upon the earliest of (i) the certification of the results of the election in respect of the Proxy Contest, (ii) the settlement of the Proxy Contest by Icahn and Amylin, or (iii) the withdrawal of the Proxy Contest by Icahn.*

     You understand that it may be difficult, if not impossible, to replace nominees who, such as yourself, have agreed to serve on the Slate and later change their minds and determine not to seek election. Accordingly, the Slate is relying upon your agreement to seek election. In that connection, you are being supplied with a questionnaire in which you will provide Icahn with information necessary for Icahn to make appropriate disclosure both to Amylin and for use in creating the proxy material to be sent to stockholders of Amylin and to be filed with the Securities and Exchange Commission. You have agreed that (i) you will immediately complete and sign the questionnaire and return it to Tara Keating, Assistant General Counsel, Icahn Enterprises LP, 767 Fifth Avenue, Suite 4700, New York, NY 10153, Tel: (212) 702-4365, Fax: (212) 688-1158, Email:
tkeating@sfire.com and (ii) your responses to the questions contained therein will be true and correct in all respects. In addition, you have agreed that, concurrently with your execution of this letter, you will execute the attached instrument directed to Amylin informing Amylin that you consent to being nominated by Icahn for election as a director of Amylin and, if elected, consent to serving as a director of Amylin. Upon being notified that we have chosen you, we may forward that consent and your completed questionnaire (or summaries thereof) to Amylin.

_________________________
* This paragraph is not contained in Dr. Denner's Nominee Agreement.

     Icahn hereby agrees that, so long as you actually serve on the Slate, Icahn will defend, indemnify and hold you harmless from and against any and all losses, damages, penalties, judgments, awards, liabilities, costs, expenses and disbursements (including, without limitation, reasonable attorneys' fees, costs, expenses and disbursements) incurred by you in the event that (i) you become a party, or are threatened to be made a party, to any civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal thereof relating solely to your role as a nominee for director of Amylin on the Slate (a "Proceeding") or (ii) you are called to testify or give a deposition in any Proceeding (whether or not you are a party or are threatened to be made a party to such Proceeding), including, in each case, the advancement to you of all reasonable attorneys' costs and expenses incurred by you in connection with any Proceeding. Your right of indemnification hereunder shall continue (i) in the event that Icahn determines to withdraw the Slate or remove you from the Slate and (ii) after the election has taken place but only for events which occur prior to such election and subsequent to the date hereof. Anything to the contrary herein notwithstanding, Icahn is not indemnifying you for any action taken by you or on your behalf which occurs prior to the date hereof or subsequent to the Annual Meeting or such earlier time as you are no longer a nominee of the Slate for election to Amylin's Board of Directors or for any actions taken by you as a director of Amylin, if you are elected. Nothing herein shall be construed to provide you an indemnity: (i) in the event you are found to have engaged in a violation of any provision of state or federal law in connection with the Proxy Contest unless you demonstrate that your action was taken in good faith and in a manner you reasonably believed to be in or not opposed to the best interests of electing the Slate; or (ii) if you acted in a manner which constitutes gross negligence or willful misconduct. In the event that you shall make any claim for indemnification hereunder, you shall promptly notify Icahn in the event of any third-party claims actually made against you or known by you to be threatened. In addition, with respect to any such claim, Icahn shall be entitled to control your defense with counsel chosen by Icahn. Icahn shall not be responsible for any settlement of any claim against you covered by this indemnity without its prior written consent. However, Icahn may not enter into any settlement of any such claim without your consent unless such settlement includes a release of you from any and all liability in respect of such claim.

     Each of us recognizes that should you be elected to the Board of Directors of Amylin all of your activities and decisions as a director will be governed by applicable law and subject to your fiduciary duty to the stockholders of Amylin and, as a result, that there is, and can be, no agreement between you and Icahn which governs the decisions which you will make as a director of Amylin.

     Should the foregoing agree with your understanding, please so indicate in the space provided below, whereupon this letter will become a binding agreement between us.

                                            Very truly yours,

                                            ICAHN PARTNERS LP


                                            By: __________________________
                                                Name: Edward E. Mattner
                                                Title: Authorized Signatory

                                            ICAHN PARTNERS MASTER FUND LP


                                            By: __________________________
                                                Name: Edward E. Mattner
                                                Title: Authorized Signatory

                                            ICAHN PARTNERS MASTER FUND II LP


                                            By: __________________________
                                                Name: Edward E. Mattner
                                                Title: Authorized Signatory

                                            ICAHN PARTNERS MASTER FUND III LP


                                            By: __________________________
                                                Name: Edward E. Mattner
                                                Title: Authorized Signatory


Agreed to and Accepted as of the date first above written:


______________________
Name: